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                                  EXHIBIT 10.3

                           (Revolving Loan Agreement)

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                            REVOLVING LOAN AGREEMENT

         This Revolving Loan Agreement ("Agreement") is entered into to be effective as of the 6th day of May, 1998, by and between American Consolidated Mining Co., a Utah corporation ("Borrower") and Clifton Mining Company, a Utah corporation ("Lender").

         WHEREAS, Borrower and Lender previously entered into a 2.5% Net Smelter Return and Security Agreement, as amended, and related promissory note (the "Prior Obligations");

         WHEREAS, the parties desire to cancel the prior obligations and memorialize all amounts owing under the Prior Obligations and amounts that may be lent to Borrower by Lender hereafter in this Agreement.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         Section 1. Periodic Loans. During the term hereof, Lender hereby agrees to make periodic loans (collectively and individually, the "Loans") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) ("Maximum Amount"). Beginning on the date hereof and ending on the May 6, 2002, unless terminated earlier pursuant to the default provisions of this Agreement, from time to time Borrower may notify the Lender of its need to borrow funds pursuant to this Agreement. Within five business days of receipt of such notice from the Borrower seeking to borrow funds, the Lender shall forward such funds to the Borrower up to, but not in excess of, the Maximum Amount. All amounts lent hereunder shall be evidenced by a non-interest bearing promissory notes in substantially the same form as attached hereto as Exhibit "A" (the "Notes"). Borrower shall deliver to Lender Notes in the principal amount of funds lent on each date that Lender provides funds to Borrower hereunder.

         Section 2. Prior Obligations. On the date hereof, Borrower shall execute a Note in favor of Lender in the amount owing under the Prior Obligations (the "Initial Loan"). Thereafter, the agreements relating to the Prior Obligations shall be null, void and of no further force or effect.

         Section 3. Payments. All amounts owing on the hereunder shall be due and payable by the Borrower to the Lender in a single balloon payment on May 6, 2002. The Borrower may, from time to time, in the Borrower's discretion, make one or more periodic payments to the Lender. Such payments shall be credited to the Borrower's account on the date that such payment is physically received by the Lender. Such payments shall be applied first to the interest outstanding, and then to the principal outstanding.

         Section 4. Conditions Precedent. After the Initial Loan, Lender, in its sole and absolute discretion, may determine if and when it will loan additional amounts hereunder.

         Section 5. Default Provisions. The occurrence of one or more of the following events shall constitute an event of default:

                  A. If the Borrower fails to pay any sum when due under one or more of the Notes, or any other event of default occurs with respect to the indebtedness.

                  B. Failure of the Borrower to comply with or perform any of the terms, covenant, and conditions of this Agreement.

         Section 6. Acceleration. At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 5 above.

         Section 7. Miscellaneous.

         7.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by the Borrower and the Lender.

         7.2 The provisions of this Agreement shall be binding upon the Borrower, its legal representatives, successors or assigns, and shall be for the benefit of the Lender and its respective successors and assigns.

         7.3 The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         7.4 If any action is brought by either party in respect to its rights under this Agreement, or to obtain an interpretation thereof, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

         7.5 No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

         7.6 This Agreement shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Agreement may be filed in the Fourth Judicial District Court of Utah County, or the Third Judicial District Court of Salt Lake County, and the parties consent to the exercise of personal over them by said courts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

"BORROWER"                                        "LENDER"
AMERICAN CONSOLIDATED MINING CO.,                 CLIFTON MINING COMPANY.
a Utah corporation                                a Utah corporation



By /s/ Steven J. Haslam                           By   /s/ William D. Moeller
   -------------------------------                   -------------------------
Its: President                                    Its: President


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                                    EXHIBIT A

                        AMERICAN CONSOLIDATED MINING CO.
                               a Utah corporation

                                 PROMISSORY NOTE

No. ________                                                   $____________ USD

         1. Promise to Pay. American Consolidated Mining Co., a Utah corporation ("Corporation"), for value received, hereby promises to pay to Clifton Mining Company ("Holder"), the principal sum of ____________________ Dollars ($____________), with no interest accruing thereon.

         2. Payments. Principal shall be due and payable in a single balloon payment on _____, 199___ (the "Maturity Date"). Payments shall be made in lawful money of the United States of America to Holder at the address provided to the Corporation by the Holder by certified U.S. mail at least twenty (20) days before said payment date.

         3. Default. The occurrence of one or more of the following events shall constitute an event of default:

                  A. If the Borrower fails to pay any sum when due under one or more of the Notes, or any other event of default occurs with respect to the indebtedness.

                  B. Failure of the Borrower to comply with or perform any of the terms, covenant, and conditions of this Agreement.

         4. Acceleration. At the option of the Holder, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 above.

         5. Miscellaneous.

         5.1 This Note is one of a series of Promissory Notes (the "Notes") issued by the Corporation, which Notes total an aggregate amount of not more than Two Hundred Fifty Thousand Dollars (U.S.) ($250,000 USD). The rights and duties of the Corporation and Holder are subject to the terms of the Revolving Loan Agreement.

         5.2 The headings of this Note are for purposes of reference only and shall not limit or define the meaning of any provision of this Note.

         5.3 If suit or action is instituted in connection with any controversy arising out of this Note, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney's fees, including attorney's fees incurred in any appeal.

         5.4 This Note shall be governed by the laws of the State of Utah. Any legal action to enforce or obtain an interpretation of this Note may be filed in the Fourth Judicial District Court of Utah County, or the Third Judicial District Court of Salt Lake County, and the parties consent to the exercise of personal over them by said courts.

         5.5 In computing any period of time pursuant to this Note, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

         5.6 Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         IN WITNESS WHEREOF, this Note is executed by American Consolidated Mining Co., to be effective as of the _____ day of _______________, 199___.

                                             AMERICAN CONSOLIDATED MINING CO.
                                             a Utah orporation


                                             By____________________________
                                                Its President